EXHIBIT 21.1
     Note: Korn/Ferry International or one of its Subsidiaries has 100% ownership of the Subsidiaries listed below, except for Korn/Ferry International (M) Sdn. Bhd. (49%), Korn/Ferry International S.A. de C.V. (43.5%), Korn/Ferry International (H.K.) Limited (99% owned by Korn/Ferry International; 1% owned by Paul C. Reilly in trust for Korn/Ferry International), Korn/Ferry International de Venezuela, C.A. (49%), and Korn/Ferry (Thailand) Limited (48.8%).

Subsidiaries		Jurisdiction
1.	Korn Ferry International S.A.	Argentina
2.	Korn/Ferry International Pty Limited	Australia
3.	Futurestep (Australia) Pty Ltd	Australia
4.	Korn/Ferry International Limited GmbH	Austria
5.	Korn/Ferry International Futurestep (Belgium) BVBA	Belgium
6.	Korn/Ferry International SNC (Belgium branch)	Belgium
7.	Korn/Ferry International S/C Ltda.	Brazil
8.	Korn/Ferry Canada, Inc.	Canada
9.	Korn/Ferry International Futurestep (Canada) Inc.	Canada
10.	Korn/Ferry International, S.A.	Chile
11.	Korn/Ferry International s.r.o	Czech Republic
12.	Korn/Ferry International (China) Limited	Hong Kong
13.	Korn/Ferry International Consulting (Beijing) Limited	Beijing, China
14.	Shanghai Korn/Ferry Human Capital Consulting Co., Ltd	Shanghai, China
15.	Futurestep China	China
16.	Korn/Ferry International A/S	Denmark
17.	Korn/Ferry International Futurestep (Denmark) ApS	Denmark
18.	Korn/Ferry International Oy	Finland
19.	Korn/Ferry International & Cie, S.N.C.	France
20.	Korn/Ferry International Futurestep (France) SARL	France
21.	Hofmann, Herbold & Partners Beteiligungs GmbH	Germany
22.	Korn/Ferry International GmbH	Germany
23.	Futurestep Germany GmbH	Germany
24.	Korn/Ferry International SA	Greece
25.	Korn/Ferry International (Asia Pacific) Limited	Hong Kong
26.	Korn/Ferry International (H.K.) Limited	Hong Kong
27.	Futurestep (Hong Kong) Ltd	Hong Kong
28.	Korn/Ferry International Budapest Personnel Consulting and Service Ltd.	Hungary
29.	Korn/Ferry International Private Limited	India
30.	Futurestep Recruitment Services Private Ltd.	India
31.	PT. Korn/Ferry International	Indonesia
32.	Korn/Ferry International S.R.L.	Italy
33.	Futurestep (Italy) S.r.l.	Italy
34.	Nihon Korn/Ferry International K.K.	Japan
35.	Futurestep (Japan) K.K.	Japan
36.	Korn/Ferry International (Korea) Limited	Korea
37.	KF International (Korea) Ltd.	Korea
38.	Agensi Pekerjaan Futurestep Worldwide (M) Sdn. Bhd.	Malaysia
39.	Korn/Ferry International (M) Sdn. Bhd.	Malaysia
40.	Korn/Ferry Investment India Limited (Mauritius OCB)	Mauritius
41.	Korn/Ferry Internacional del Norte, S.A. de C.V.	Mexico
42.	Korn/Ferry International S.A. de C.V.	Mexico
43.	Postgraduados y Especialistas S.A. de C.V.	Mexico
44.	Servicios Romac S.A. de C.V.	Mexico
45.	Korn/Ferry International B.V.	Netherlands
46.	Korn/Ferry International, Futurestep (The Netherlands) B.V.	Netherlands
47.	Korn/Ferry International Futurestep (Holdings) B.V.	Netherlands
48.	John Stork BV	Netherlands
49.	Korn Ferry International New Zeland Limited	New Zealand
50.	Futurestep (New Zealand) Ltd	New Zealand

Subsidiaries		Jurisdiction
51.	Korn/Ferry International A/S	Norway
52.	Futurestep (Norge) AS	Norway
53.	Korn/Ferry International – Peru S.A.	Peru
54.	Korn/Ferry International Sp.z.o.o.	Poland
55.	Korn/Ferry International Pte. Ltd.	Singapore
56.	Futurestep (Singapore) Pte Ltd	Singapore
57.	Korn/Ferry International, spol.s.r.o. LLC	Slovakia
58.	Korn/Ferry International S.A.	Spain
59.	Korn/Ferry International Futurestep (Espana), S.L.	Spain
60.	Korn/Ferry International AB	Sweden
61.	Korn/Ferry (Schweiz) AG	Switzerland
62.	Lore International Institute (Europe) AG	Switzerland
63.	Korn/Ferry (Thailand) Limited	Thailand
64.	Korn/Ferry International Executive Recruitment (Thailand) Limited	Thailand
65.	Korn/Ferry International Musavirlik Limited Sirketi	Turkey
66.	Futurestep (UK) Limited	United Kingdom
67.	Korn/Ferry International, Limited	United Kingdom
68.	K/FI (UK) Limited	United Kingdom
69.	Carre, Orban & Partners Ltd.	United Kingdom
70.	Carre, Orban & Partners Two Ltd.	United Kingdom
71.	Continental American Management Corp.	United States, California
72.	Korn/Ferry International Holding India	United States, California
73.	Korn/Ferry S.A.	United States, California
74.	Pearson, Caldwell & Farnsworth, Inc.	United States, California
75.	Strategic Compensation Associates	United States, California
76.	Avery & Associates, Inc.	United States, California
77.	Executive Compensations Advisors, Inc.	United States, Delaware
78.	KFI-LK, Inc.	United States, Delaware
79.	Korn/Ferry International Futurestep, Inc.	United States, Delaware
80.	Korn/Ferry International Futurestep (Holdings) Inc.	United States, Delaware
81.	Korn/Ferry International Worldwide, Inc.	United States, Delaware
82.	JobDirect.com, Inc.	United States, Delaware
83.	Lore International Institute, LLC	United States, Delaware
84.	LeaderSource Limited, Inc	United States, Minnesota
85.	Lominger Limited, Inc	United States, Minnesota
86.	Lominger Consulting, Inc	United States, Minnesota
87.	Korn/Ferry International Consultores Asociados, C.A.	Venezuela
88.	K/F Konexion, C.A.	Venezuela
89.	Korn/Ferry International de Venezuela, C.A.	Venezuela

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